                                                                    EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of AccuStaff Incorporated on Form S-8 (Reg. Nos. 33-88262 and 333-06899) of our report dated March 15, 1996, except for the last paragraph of Note 6 and the last paragraph of Note 11 as to which the date is March 27, 1996 and, except for the basis of presentation section of Note 2 and the resulting effects on the consolidated financial statements and notes thereto as to which the date is September 16, 1996, on our audit of the consolidated financial statements of AccuStaff Incorporated as of December 31, 1995 and January 1, 1995 and for each of the three years in the period ended December 31, 1995, which report is included in this Current Report on Form 8-K.


                                      /s/ COOPERS & LYBRAND L.L.P.

Jacksonville, FL
September 16, 1996